                                                                    EXHIBIT 10.2
                            STOCK PURCHASE AGREEMENT

     This STOCK PURCHASE AGREEMENT (this "Agreement") dated effective as of June 12, 1998, is made and entered into by and between P&L GROWTH INDUSTRIES, INC., a California corporation ("Buyer"), and SUMMA INDUSTRIES, a Delaware corporation ("Seller"), relating to the sale by the Seller and purchase by the Buyer of all of the outstanding shares of capital stock of GST Industries, Inc., a California corporation (the "Company").

     WHEREAS, there are currently outstanding four hundred thousand (400,000) shares of Common Stock of the Company (the "Shares"), all of which are owned beneficially and of record by the Seller.

     WHEREAS, Buyer desires to purchase the Shares and the Seller desires to sell the Shares on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.  Purchase and Sale of Shares.  Subject to the terms and conditions
         ----------------------------
hereof, at the Closing to be held in accordance with the provisions of Section 3 hereof, Buyer agrees to purchase the Shares from Seller, and Seller agrees to sell the Shares to Buyer.

     2.  Purchase Price.  The aggregate purchase price to be paid by Buyer for
         ---------------
the Shares (the "Purchase Price") shall be determined and paid as follows:

          (a) At the Closing (as defined in Section 3 below), Buyer shall pay to Seller the sum of One Million Two Hundred Thousand Dollars ($1,200,000.00) in cash by transfer from the account of Buyer to the account of Seller at Comerica Bank California (the "Bank"), or by cashier's or certified check or checks in immediately available funds, at Seller's election; and

          (b) At the Closing, Buyer shall execute and deliver to Seller a subordinated promissory note in the principal amount of One Million Five Hundred Thousand Dollars ($1,500,000.00) (the "Note"), which shall be substantially in the form of Exhibit A attached hereto.
            ---------

     3.  Closing.  The Closing shall take place at the offices of Seller in
         -------
Torrance, California, at 10:00 a.m., local time, on June 22, 1998 (the "Closing Date"), or at such other time, date and place as may be mutually agreed upon in writing by the parties hereto. If the Closing fails to occur by June 22, 1998, or by such later date to which the Closing may be extended as provided hereinabove, this Agreement shall automatically terminate, all parties shall pay their own expenses incurred in connection herewith, and neither Buyer nor Seller shall have any further obligations hereunder; provided, however, that no such
                                              ------------------
termination shall constitute a waiver by either Buyer or Seller who is not in default of any of its respective representations, warranties or covenants herein, of any rights or remedies it might have at law if the other is in default of any of its respective representations, warranties or covenants under this Agreement.

     At the Closing, Buyer shall pay the Purchase Price in cash and by issuance of the Note, as provided in Section 2, and Seller shall assign and transfer to Buyer good and valid title in and to the Shares, free and clear of all liens, by delivering to Seller a certificate or certificates representing the Shares, duly endorsed in blank or accompanied by duly executed stock powers in form reasonably satisfactory to Seller endorsed in blank. At the Closing, there shall also be delivered to Seller and Buyer the opinions, certificates and other contracts, documents and instruments to be delivered under Sections 7.3 and 7.4 hereof.

     4.  Representations and Warranties of Seller.  Seller hereby represents and
         -----------------------------------------
warrants to, and covenants with, Buyer as follows (it being acknowledged that Buyer is entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy in all material respects of each of which constitutes a condition precedent to Buyer's obligations hereunder):

          4.1  Organization and Corporate Power.  Seller is a corporation duly
               --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California, and is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a materially adverse effect upon the Company. The Company has all requisite corporate power and authority to conduct its business as now being conducted and to own and lease the properties which it now owns and leases. The Articles of Incorporation, as amended to date, certified by the Secretary of State of California, and the Bylaws of the Company, as amended to date, which have previously been provided to Buyer by Seller, are true and complete copies thereof as currently in effect.

          4.2   Authorizations.  This Agreement, and each and every other
              -----------------
agreement, document and instrument to be executed by Seller in connection herewith, has been effectively authorized by all necessary action on the part of Seller, has been duly and validly executed and delivered by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against Seller in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general application relating to or affecting creditors' rights and to general equity principles. The resolutions of Seller's Board of Directors authorizing the execution and delivery of this Agreement by Seller, which have previously been provided to Buyer by Seller, are true and complete copies thereof as currently in effect.

          4.3 Capitalization of the Company.  The authorized capital stock of
              ------------------------------
the Company consists of 500,000 shares of Common Stock. As of the date hereof, there are 400,000 shares of Common Stock issued and outstanding, all of which are owned, beneficially and of record, by Seller. Except as may be disclosed in the Disclosure Schedule attached hereto as Exhibit B, all of such shares are
                                           ---------
free and clear of (i) any lien, charge, mortgage, pledge, conditional sale agreement, or other encumbrance of any kind or nature whatsoever, and (ii) any claim as to ownership thereof or any rights, powers or interest therein by any third party, whether legal or beneficial, and whether based on contract, proxy
or other document or otherwise.   The delivery of a certificate or certificates
at the Closing
representing the Shares in the manner provided in Section 2 above will transfer to Buyer good and valid title to the Shares, free of any liens or encumbrances. As of the date hereof, except as expressly set forth hereinabove, there are no warrants, options, calls, commitments or other rights to subscribe for or to purchase from the Company any capital stock of the Company or any securities convertible into or exchangeable for any shares of capital stock of the Company, or any other securities or agreements pursuant to which the Company is or may become obligated to issue any shares of its capital stock, nor is there outstanding any commitment, obligation or agreement on the part of the Company to repurchase, redeem or otherwise acquire any of the outstanding shares of its capital stock.

          4.4 No Conflicts.  Except as set forth in the Disclosure Schedule,
              -------------
neither the execution and delivery of this Agreement, nor the consummation by Seller of any of the transactions contemplated hereby, or compliance with any of the provisions hereof, will (i) conflict with or result in a breach of, violation of, or default under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, license, lease, credit agreement or other agreement, document, instrument or obligation to which Seller or the Company is a party or by which any of their respective assets or properties may be bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to Seller or the Company, or any of the assets or properties of either of them. No authorization, consent or approval of any public body or authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

          4.5  Financial Statements.   Attached hereto as Exhibit C are (i)
               ---------------------                      ---------
unaudited financial statements of the Company for each of its fiscal years ended August 31, 1995 through 1997, consisting of the Company's balance sheets as of such dates, the related income statements for the periods then ended, and (ii) unaudited financial statements of the Company as of and for the eight months ended April 30, 1998, consisting of the Company's balance sheet as of such date (the "Balance Sheet") and the related income statement for the period then ended. Such financial statements are herein sometimes collectively referred to as the "Financial Statements." The Financial Statements (i) are derived from the books and records of the Company, which books and records have been consistently maintained in a manner which reflects, and such books and records do fairly and accurately reflect in all material respects, the assets and liabilities of the Company, (ii) fairly and accurately present in all material respects the financial condition of the Company on the respective dates of such statements and the results of its operations for the periods indicated, except as may be disclosed in the Disclosure Schedule, and (iii) have been prepared in all material respects in accordance with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise disclosed in the notes thereto).

          4.6  Absence of Undisclosed Liabilities. Except as and to the extent
               ----------------------------------
reflected or reserved against in the Balance Sheet or set forth in the Disclosure Schedule, the Company has no liability or obligation (whether accrued, to become due, contingent or otherwise) which individually or in the aggregate could reasonably be expected to have a materially adverse effect on the business, assets, condition (financial or otherwise) or prospects of the Company.

          4.7  Absence of Certain Developments. Except as set forth in the
               --------------------------------
Disclosure Schedule, since the date of the Balance Sheet there has been (i) no declaration, setting aside or payment of any dividend or other distribution with respect to the Shares or redemption, purchase or other acquisition of any Shares or any split-up or other recapitalization relative to any Shares or any action authorizing or obligating the Company to do any of the foregoing; (ii) no loss, destruction or damage to any material property or asset of the Company, whether or not insured; (iii) no acquisition or disposition of assets (or any contract or arrangement therefor), or any other transaction by the Company otherwise than for fair value and in the ordinary course of business; (iv) no discharge or satisfaction by the Company of any lien or encumbrance or payment of any obligation or liability (absolute or contingent) other than current liabilities shown on the Balance Sheet, or current liabilities incurred since the date thereof in the ordinary course of business, (v) no sale, assignment or transfer by the Company of any of its tangible or intangible assets except in the ordinary course of business, cancellation by the Company of any debts, claims or obligations, or mortgage, pledge, subjection of any assets to any lien, charge, security interest or other encumbrance, or waiver by the Company of any rights of value which, in any such case, is material to the business of the Company; (vi) no payment by the Company of any bonus to or change in the compensation of any director, officer or employee, whether directly or by means of any bonus, pension plan, contract or commitment; (vii) no write-off or material reduction in the carrying value of any asset which is material to the business of the Company; (viii) no disposition or lapse of rights as to any intangible property which is material to the business of the Company (other than as contemplated by the License Agreement specified in Section 7.4(c) below); (ix) except for ordinary travel advances, no loans or extensions of credit to shareholders, officers, directors or employees of the Company, (x) no agreement to do any of the things described in this Section 4.7, and (xi) no materially adverse change in the condition (financial or otherwise) of the Company or in its assets, liabilities, properties, business or prospects.

          4.8  Real Property.   The Company does not own any real property.  The
               --------------
Disclosure Schedule contains a complete and accurate description of each parcel of real property leased to and occupied by the Company. The buildings and all fixtures and improvements located on such real property are in good operating condition, ordinary wear and tear excepted. The Company is not in violation of any material zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of leased properties, and the Company has not received any notice of violation with which it has not complied. The Company has valid leasehold interests in all such real property, free and clear of all liens, mortgages, encumbrances, easements, leases, restrictions and claims of any kind whatsoever except for (i) those matters shown on the Disclosure Schedule; (ii) liens for taxes and tax assessments not yet due and payable; and (iii) mechanics' or similar liens for materials or services furnished or to be furnished after the date hereof. All leases of real property to which the Company is a party and which are material to the business of the Company are fully effective in accordance with their respective terms and afford the Company peaceful and undisturbed possession of the subject matter of the lease, and there exists no default on the part of the Company or termination thereof, except as may be set forth on the Disclosure Schedule.

          4.9 Tangible Personal Property.  The Disclosure Schedule sets forth a
              --------------------------
complete list of all items of tangible personal property owned or leased and used by the Company in the current conduct of its business, where the original cost was in excess of $1,000. Except as set forth on the Disclosure Schedule, the Company has, and at the Closing will have, good and marketable title to, or in the case of leased equipment a valid leasehold interest in, and is in possession of, all such items of personal property owned or leased by it, free and clear of all material title defects, mortgages, pledges, security interests conditional sales agreements, liens, restrictions or encumbrances whatsoever. Included in the Disclosure Schedule is a list of all outstanding equipment leases and maintenance agreements to which the Company is a part as lessee and which individually provide for future lease payments in excess of $1,000 per month, with the identities of the other parties to all such leases and agreements shown thereon. True and complete copies of all such equipment leases and maintenance agreements listed on the Disclosure Schedule have been made available to Buyer prior to the execution hereof. All leases of tangible personal property to which the Company is a party and which are material to the business of the Company are fully effective in accordance with their respective terms, and there exists no default on the part of the Company or termination thereof, except as may be set forth on the Disclosure Schedule. Each item of capital equipment reflected in the Balance Sheet which is used in the current conduct of the Company's business is, and on the date of the Closing will be, in good operating and usable condition and repair, ordinary wear and tear excepted, and is and will be suitable for use in the ordinary course of the Company's business and fit for its intended purposes, except as may be set forth on the Disclosure Schedule.

          4.10  Taxes.  The Company has, since 1991, duly filed all federal,
                ------
state, county and local tax returns required to have been filed by it in those jurisdictions where the nature or conduct of its business requires such filing and where the failure to so file would be materially adverse to the Company. Copies of all such tax returns have been made available for inspection by Buyer prior to the execution hereof. All federal, state, county and local taxes, including but not limited to those taxes due with respect to the Company's properties, income, gross receipts, excise, occupation, franchise, permit, licenses, sales, payroll, and inventory due and payable as of the date of the Closing by the Company have been paid. The amounts reflected in the Balance Sheet as liabilities or reserves for taxes which are due but not yet payable is sufficient for the payment of all accrued and unpaid taxes of the types referred to hereinabove. No consent to the application of Section 341(f)(2) of the Internal Revenue Code of 1986, as amended, has been filed with respect to the Company.

          4.11 Accounts Receivable.  The accounts receivable reflected in the
               --------------------
Balance Sheet constituted all accounts receivable of the Company as of the date thereof, other than accounts receivable fully written off as uncollectible as of such date. All such accounts receivable arose from valid sales, were recorded in the ordinary course of business and, to Seller's knowledge, are not subject to any set-off or counter claim, except as set forth in the Disclosure Schedule. Such accounts receivable have been collected in full since the date of the Balance Sheet or, to Seller's knowledge, are collectible at their full respective amounts (net of allowance for doubtful accounts established in accordance with consistently applied prior practice). Based upon the prior experience of the Company, the "allowance for doubtful accounts" shown on the Balance Sheet is sufficient to cover all doubtful accounts. The accounts receivable of the Company existing as of the close of business on the Closing Date will be fully collectable within one year from the Closing Date.

          4.12 Inventories.  The Company has, and on the Closing Date will
               ------------
continue to have, good and marketable title to all of its inventories of raw materials, work-in-process and finished goods, including models and samples, free and clear of all security interests, liens, claims and encumbrances, except as set forth in the Disclosure Schedule. All such inventories consist of items that are usable and salable in the ordinary course of business of the Company for an amount at least equal to the book value thereto, plus the costs of disposition thereof, and represent quantities not in excess of one year's requirements for its business as currently conducted.

          4.13 Contracts and Commitments.  The Company has no contract,
               --------------------------
agreement, obligation or commitment, written or oral, expressed or implied, which involves a commitment or liability in excess of $10,000 or for a term of more than 6 months (other than obligations which are included in accounts payable), and no union contracts, employee or consulting contracts, financing agreements, debtor or creditor arrangements, licenses, franchise, manufacturing, distributorship or dealership agreements, leases, or bonus, health or stock option plans, except as described in the Disclosure Schedule. True and complete copies of all such contracts and other agreements listed on the Disclosure Schedule have been made available to Buyer prior to the execution hereof. As of the date hereof, to Seller's knowledge there exists no circumstances which would affect the validity or enforceability of any of such contracts and other agreements in accordance with their respective terms. The Company has performed and complied in all material respects with all obligations required to be performed by it to date under, and is not in default (without giving effect to any required notice or grace period) under, or in breach of, the terms, conditions or provisions of any of such contracts and other agreements. The validity and enforceability of any contract or other agreement described herein has not been and shall not in any manner be affected by the execution and delivery of this Agreement without any further action. To Seller's knowledge, the Company has no contract, agreement, obligation or commitment which requires or will require future expenditures (including internal costs and overhead) in excess of reasonably anticipated receipts, nor which is likely to be materially adverse to the Company's business, assets, condition (financial and otherwise) or prospects.

          4.14   Patents, Trade Secrets and Customer Lists. The Company does not
                 -----------------------------------------
have any patents, applications for patents, trademarks, applications for trademarks, trade names, licenses or service marks relating to the business of the Company, except as set forth in the Disclosure Schedule, nor does any present or former shareholder, officer, director or employee of the Company own any patent rights relating to any products manufactured, rented or sold by the Company. Except as disclosed on the Disclosure Schedule and as set forth in the License Agreement, the Company has the unrestricted right to use, free and clear of any claims or rights of others, all trade secrets, customer lists, and manufacturing and secret processes reasonably necessary to the manufacture and marketing of all products made or proposed to be made by the Company, and the continued use thereof by the Company following the Closing will not conflict with, infringe upon, or otherwise violate any rights of others. The Company has not used and is not making use of any confidential information or trade secrets of any present or past employee of the Company.

          4.15  No Pending Litigation or Proceedings. Except as set forth in the
                ------------------------------------
Disclosure Schedule, there are no actions, suits or proceedings pending or, to Seller's knowledge, threatened against or affecting the Company (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, or, to Seller's knowledge, affecting any of the shareholders, officers or directors of the Company in connection with the business, operations or affairs of the Company, which could reasonably be expected to result in any adverse change in the business, properties or assets, or in the condition (financial or otherwise) or prospects of the Company, or which question or challenge the sale of the Shares by Seller to Buyer. Except as disclosed in the Disclosure Schedule, the Company has not, during the past three years, been threatened with any action, suit, proceedings or claim (including actions, suits, proceedings or claims where its liabilities may be adequately covered by insurance) for personal injuries allegedly attributable to products sold or services performed by the Company asserting a particular defect or hazardous property in any of the Company's products, services or business practices or methods, nor has the Company been a party to or threatened with proceedings brought by or before any federal or state agency; and the Company has no knowledge of any defect or hazardous property, claimed or actual, in any such product, service or business practice or method. The Company is not subject to any voluntary or involuntary proceeding under the United States Bankruptcy Code and has not made an assignment for the benefit of creditors.

          4.16 Insurance. The Company maintains insurance with reputable
               ----------
insurance companies on such of its equipment, tools, machinery, inventory and properties as it deems necessary, and maintains products and personal liability insurance, and such other insurance against hazards, risks and liability to
persons and property as it deems necessary.   A true and complete listing and
general description of each of the Company's insurance policies as currently in force is set forth on the Disclosure Schedule. All such insurance policies currently are, and through the Closing shall be, in full force and effect.

          4.17     Arrangements with Personnel. Except as set forth in the
                   ---------------------------
Disclosure Schedule, no stockholder, director, officer or employee is presently a party to any transaction with the Company, including without limitation any contract, loan or other agreement or arrangement providing for the furnishing of services by, the rental of real or personal property from or to, or otherwise requiring loans or payments to, any such stockholder, director, officer or employee, or to any member of the family of any of the foregoing, or to any corporation, partnership, trust or other entity in which any stockholder, director, officer or employee or any member of the family of any of them has a substantial interest or is an officer, director, trustee, partner or employee. There is set forth on the Disclosure Schedule a list showing (i) the name, title, date and amount of last compensation increase, and aggregate compensation, including amounts paid or accrued pursuant to any bonus, pension, profit sharing, commission, deferred compensation or other plans or arrangements in effect as of the date of this Agreement, of each officer, employee, agent or contractor of the Company whose salary and other compensation, in the aggregate, received from the Company or accrued is at an annual rate (or aggregated for the most recently completed fiscal year) in excess of $50,000 as well as any employment agreements relating to any such persons; (ii) all powers of attorney from the Company to any person or entity; (iii) the name of each person or entity authorized to borrow money or incur or guarantee indebtedness on behalf of the Company; and (iv) all bank and savings accounts, and other accounts at similar financial institutions, of the Company.

          4.18  Labor Relations. The Company has no obligations under any
                ---------------
collective bargaining agreement or other contract with a labor union, under any employment contract or consulting agreement, or under any executive's compensation plan, agreement or arrangement nor, to Seller's knowledge, is any union, labor organization or group of employees of the Company presently seeking the right to enter into collective bargaining with the Company on behalf of any of its employees. The Company has made available to Buyer a copy of all written personnel policies, including without limitation vacation, severance, bonus, pension, profit sharing and commissions policies, applicable to any of the Company's employees.

          4.19 Absence of Questionable Payments.  Neither the Company nor, to
               --------------------------------
Seller's knowledge, any shareholder, director, officer, agent, employee, consultant or other person associated with or acting on behalf of any of them, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to governmental officials or others from corporate funds, engaged in any payments or activity which would be deemed a violation of the Foreign Corrupt Practices Act or rules or regulations promulgated thereunder, or (c) established or maintained any unlawful or unrecorded accounts.

          4.20  Compliance with Laws.  The Company holds all licenses,
                --------------------
franchises, permits and authorizations necessary for the lawful conduct of its business as presently conducted, has complied with all applicable statutes, laws, ordinances, rules and regulations of all governmental bodies, agencies and subdivisions having, asserting or claiming jurisdiction over it, with respect to any part of the conduct of its business and corporate affairs, where the failure to so hold or comply could reasonably be expected to have a material adverse affect upon the Company's condition (financial or otherwise), business, assets, properties or prospects.

          4.21 Environmental Matters.  Since 1991 the Company has not, nor to
               ----------------------
Seller's knowledge, has any previous owner, tenant, occupant, user or operator of any of the real property owned, leased or otherwise occupied by the Company, used, generated, manufactured, installed, released, discharged, stored or disposed of any "Hazardous Materials," as defined below, on, under, in or about the site of such real property, except as set forth in the Disclosure Schedule. To Seller's knowledge, all such real property complies with all applicable Federal, state and local laws, ordinances and regulations pertaining to air and water quality, Hazardous Materials, waste, disposal or other environmental matters, including the Clean Water Act, the Clean Air Act, the Federal Water Pollution Control Act, the Solid Waste Disposal Act, the Resource Conservation Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act, and the rules, regulations and ordinances of the city and county in which such real property is located, the California Department of Health Services, the Regional Water Quality Control Board, the State Water Resource Control Board, the Environmental Protection Agency and all other applicable Federal, state, regional and local agencies and bureaus. The term "Hazardous Materials" shall mean any substance, material or waste which is regulated by any local government authority, the State of California, or the United States Government, including, without limitations, any mater or substance which is (a) defined as a "hazardous waste," "hazardous material," "hazardous substance," "extremely hazardous waste" or "restricted hazardous waste" under any provision of California law, (b) petroleum, (c) asbestos, (d) designated as a "hazardous substance" pursuant to section 311 of the Clean Water Act or listed pursuant to
Section 307 of the Clean Water Act, (e) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act.

          4.22  Relationships with Customers and Suppliers.  No present customer
                ------------------------------------------
or substantial supplier to the Company has indicated an intention to terminate or materially and adversely alter its existing business relationship therewith, and Seller has no knowledge that any of the present customers of or substantial suppliers to the Company intends to do so.

          4.23 Brokerage.   Except as set forth in the Disclosure Schedule,
               ---------
neither Seller nor the Company has any obligation to any person or entity for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement, and Seller shall indemnify and hold Buyer harmless against any liability or expenses arising out of such a claim asserted against either Buyer or the Company by any party.

          4.24 Disclosure.  Neither this Agreement, the Disclosure Schedule, any
               ----------
exhibit to the Disclosure Schedule, nor any certificate furnished to Buyer by or on behalf of Seller pursuant to the provisions hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to be stated in order to make the statements contained herein or therein not misleading. Neither Seller nor the Company has any knowledge of any fact which has not been disclosed in writing to Buyer which may reasonably be expected to materially and adversely affect the business, properties, operations, and/or prospects of the Company or the ability of the Company to perform all of the obligations to be performed by the Company under this Agreement and/or any other agreement between Buyer and the Company to be entered into pursuant to any provision of this Agreement.

     5.  REPRESENTATIONS AND WARRANTIES OF BUYER.

     Buyer represents and warrants to Seller as follows (it being acknowledged and agreed that Seller entering into this Agreement in material reliance upon each of the following representations and warranties, and that the truth and accuracy in all material respects of each of which constitutes a condition precedent to the obligations of Seller hereunder):

     5.1  Organization and Authorization.  Buyer is a corporation duly
          ------------------------------
organized, validly existing and in good standing under the laws of the State of California, with full power, corporate or otherwise, legal capacity and authority to enter into and perform its obligations under this Agreement, and to execute, deliver and perform all attendant documents and instruments and to consummate the transactions herein contemplated, including all attendant acts. The execution and delivery of the this Agreement and all attendant documents, and the consummation by Buyer of the transactions contemplated hereby and thereby, have been duly and validly authorized by the Board of Directors of Buyer, which authorization remains in full force and effect, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and all attendant documents and the transactions contemplated thereby and hereby. This Agreement constitutes the legal, valid and binding act of Buyer and is enforceable with respect to Buyer in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, reorganization, priority, or other laws relating to or affecting generally the enforcement of creditors rights or by laws affecting generally the availability of equitable remedies. Neither the execution and delivery by Buyer nor the consummation by Buyer of the transactions contemplated by this Agreement and all attendant documents, nor compliance by Buyer with any of the provisions thereof or hereof, will (i) conflict with or result in a breach or violation of, or default under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, agreement or other instrument or obligation (including, without limitation, its Articles of Incorporation and Bylaws) to which Buyer is a party or by which it is bound, or (ii) violate any judgment, order, injunction, decree, statute, rule or regulation applicable to Buyer or any of its properties or assets.

          5.2  Consents.  No governmental consents, approvals or authorizations,
               ---------
and no consents or approvals by any third party, are required to be obtained Buyer, and no registration or declarations are required to be filed by Buyer, in connection with the execution and delivery of this Agreement and all attendant documents or the consummation of the transactions contemplated hereby and thereby.

          5.3  No Pending Material Litigation or Proceedings.  There are no
               ---------------------------------------------
actions, suits or proceedings pending or, to Buyer's knowledge, threatened, against or affecting Buyer (including actions, suits or proceedings where liabilities may be adequately covered by insurance) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, court, board, bureau, agency or instrumentality, domestic or foreign, which might prevent the purchase of the Shares by Buyer from Seller pursuant to this Agreement or the performance by Buyer of any of the obligations to be performed by Buyer hereunder.

          5.4  Brokerage.  Buyer has no obligation to any person or entity for
               ---------
brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement, and shall indemnify and hold Seller harmless against any liability or expenses arising out of such a claim asserted against Seller by any party.

          5.5  Purchase for Investment.  Buyer is acquiring, and at the Closing
               ------------------------
shall acquire, the Shares for investment only, and not for distribution within the meaning of the Federal securities laws, and no one else has, or at the time of the Closing will have, any beneficial ownership or interest in the Shares to be purchased pursuant hereto, nor are the Shares to be subject to any lien or pledge. Buyer acknowledges and agrees that no further transfer of the Shares shall be made except in compliance with applicable Federal and state securities laws. Buyer, through its principal shareholders, has the knowledge and experience in business and financial matters to meaningfully evaluate the merits and risks of the purchase of the Shares contemplated hereby and has determined that it is both willing and able to undertake the economic risk of this purchase. Buyer understands and acknowledges that the Shares are being offered and sold by Seller pursuant to one or more exemptions from the registration requirements of the Securities Act of 1933, as amended, the availability of which depends upon the bona fide nature of the foregoing representations and warranties, and agrees to indemnify and hold Seller and its officers, directors, employees, agents, and stockholders harmless from and against any and all damages suffered and liabilities incurred by any of them (including costs of investigation and defense and attorneys' fees) arising out of any inaccuracy in such representations and warranties.

     6.  COVENANTS OF THE PARTIES PRIOR TO THE CLOSING

     Seller and Buyer hereby covenant to and agree with the other that between the date hereof and the Closing:

              6.1  Access to Properties and Records.
                   ---------------------------------

                   (a) The Company shall give to Buyer and its authorized representatives full access, during reasonable business hours, in such a manner as not unduly to disrupt normal business activities, to any and all of the Company's premises, properties, contracts, books, records and affairs, and will cause its officers to furnish any and all data and information pertaining to its business that Buyer may from time to time reasonably require.

                   (b) Unless and until the transactions contemplated by this Agreement have been consummated, Buyer and its representatives shall hold in confidence all information so obtained and if the transactions contemplated hereby are not consummated will return all documents hereinabove referred to and obtained therefrom, and all copies thereof and notes relating thereto. Such obligation of confidentiality shall not extend to any information which as shown to have been previously (i) known to Buyer, (ii) generally known to others engaged in the trade or business of the Company, (iii) part of public knowledge or literature, or (iv) lawfully received by the Buyer from a third party not under a duly of confidentiality.

          6.2  Corporate Existence, Rights and Franchises.  Seller shall take
               -------------------------------------------
all necessary actions to cause the Company to maintain in full force and effect its corporate existence, rights, franchises and good standing. No change shall be made in the Articles or Bylaws of the Company.

          6.3  Insurance.  Seller shall take all necessary actions to cause the
               ----------
Company to maintain in force until the Closing all of its existing insurance policies, subject only to variations in amounts required by the ordinary operation of the Company's business.

          6.4  Conduct of Business in the Ordinary Course.  Seller shall not
               -------------------------------------------
permit to be done any act which would result in the breach of any of the covenants of the Company contained herein or which would cause the representations and warranties of the Company contained herein to become untrue or inaccurate as of any date subsequent to the date hereof. Without limiting the generality of the foregoing, except as may be contemplated by this Agreement, Seller shall take all necessary actions to cause the Company to (i) operate its business diligently in the ordinary course of business as an ongoing concern, and will use their best efforts to preserve intact the Company's organization and operations at current levels and to make available to Buyer the services of the Company's present employees and to preserve for Buyer the Company's relationships with its suppliers and customers and others having business relationships with the Company; (ii) maintain in good operating condition, ordinary wear and tear excepted, all of the Company's assets and properties which are in such condition as of the date hereof; (iii) maintain the books, accounts and records of the Company in the usual, regular and ordinary manner, on a basis consistent with past practice in recent periods; (iv) refrain from entering into any contract, agreement, sales order, lease, capital expenditure or other commitment of a value in excess of $10,000 (other than purchases of raw materials and sales of inventory in the ordinary course of business), or from modifying, amending, canceling or terminating any of such contracts, agreements, leases or other commitments presently in force, except as expressly contemplated by this Agreement, without the prior approval of Buyer (which approval shall not be unreasonably withheld and which may be verbal to be followed by written confirmation); (v) refrain from paying any bonus to any employee, officer or director, and from declaring or paying any dividend, or making any other distribution in respect of, or from redeeming, the Shares; and
(vi) refrain from issuing any capital stock or other securities convertible into capital stock.

          6.5  Risk of Loss.  In the event that all or a material part of the
               -------------
assets or properties of the Company are destroyed or substantially damaged prior to the Closing, or are taken by eminent domain by any governmental entity, Buyer shall be entitled to elect within five (5) business days of notice thereof to terminate this Agreement, in which case all parties hereto shall pay their own expenses. In the event that Buyer elects not to terminate this Agreement as provided immediately above, Buyer shall have a period of (5) business days within which to obtain the agreement of Seller as to an appropriate adjustment to the aggregate Purchase Price for the Shares, at the end of which period this Agreement shall terminate if such further agreement has not been reached, and all parties shall pay their own expenses.

          6.6  Consents.  Each of the parties shall use its best efforts to
               --------
obtain any and all necessary permits, approvals, qualifications, consents or authorizations from third parties and governmental authorities which are required to be obtained prior to the Closing, and shall use its best efforts to make or complete all filings, proceedings and waiting periods required to be made or completed prior to the Closing.

          6.7  Release of Security Interests in Assets.  Seller shall cause the
               ---------------------------------------
Company to use its best efforts to obtain consents, in form and substance satisfactory to Buyer, from any and all lienholders and those holding security interests any of the Company's assets, to all of the transactions contemplated by this Agreement, without acceleration of any indebtedness secured by such deeds of trust, mortgages, liens and security interests.

          6.8  No Equitable Conversion.  Prior to the Closing, neither the
               -----------------------
execution of this Agreement nor the performance of any provision contained herein shall cause either Buyer, on the one hand, or the Company or Seller, on the other hand, to be or become liable for or in respect of the operations or business of the other, for the cost of any labor or materials furnished to or purchased by the other, for compliance with any laws, requirements or regulations of, or taxes, assessments or other charges now or hereafter due to, any governmental authority, or for any other charges or expenses whatsoever pertaining to the conduct of the business or the ownership, title, possession, use or occupancy of the property of the other, and each hereby agrees to indemnify and hold the other harmless from any such liability.

     7.  CONDITIONS TO THE OBLIGATIONS OF THE PARTIES

     The respective obligations of the parties hereto to consummate the transactions contemplated hereby shall be subject to the fulfillment or written waiver, at or prior to the Closing, of the following conditions:

          7.1  Regulatory Approvals.  There shall have been obtained any and all
               --------------------
permits, approvals and qualifications of, and there shall have been made or completed all filings, proceedings and waiting periods, required by any governmental body, agency or regulatory authority which, in the reasonable opinion of counsel to Buyer and Seller, are required for the consummation of the transactions contemplated hereby.

          7.2  No Action or Proceeding.  No claim, action, suit, investigation
               -----------------------
or other proceeding shall be pending or threatened before any court or governmental agency which presents a substantial risk of the restraint or prohibition of the transactions contemplated by this Agreement or the obtaining of material damages or other relief in connection therewith.

          7.3  Obligations of Buyer.  The obligation of Buyer hereunder to
               --------------------
consummate the transactions contemplated by this Agreement are expressly subject to the satisfaction of each of the further conditions set forth below, any or all of which may be waived by Buyer in whole or in part without prior notice;

provided, however, that no such waiver of a condition shall constitute a waiver
------------------
by Buyer of any other condition or of any of its rights or remedies, at law or in equity, if Seller shall be in default or breach of any of any of the representations, warranties or covenants of Seller under this Agreement:

                   (a) Seller shall have performed the agreements and covenants required to be performed by Seller under this Agreement prior to the Closing, there shall have been no material adverse change in the condition (financial or otherwise), assets, liabilities, earnings, business or prospects of the Company since the date hereof, and the representations and warranties of Seller contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the date of the Closing delivered by the Company to Buyer with the approval of Buyer indicated thereon (which writing is to be attached hereto as Exhibit D, be true in all material respects on and as
                         ---------
of the Closing Date as if made on and as of such date, and Buyer shall have received certificates, dated as of the Closing Date, signed by the chief executive and financial officers of Seller, reasonably satisfactory to Buyer and its counsel, to such effect.

                   (b) Seller shall have provided Buyer with certified copies of resolutions (certified as of the Closing Date as being in full force and effect by the President of Seller) duly adopted by the Board of Directors of Seller authorizing the making and performance by Seller of this Agreement.

                   (c) Buyer shall have been provided with written releases of Buyer, in form and substance reasonably satisfactory to Buyer, from each person, if any, who may be entitled to receive a finders fee or other commission from the Company as a consequence of the transactions contemplated hereby.

                   (d) Each of the current officers and directors of the Company shall have resigned all of their respective offices of the Company, effective as of the Closing.

                   (e) Buyer shall have obtained the financing for consummation of the transactions contemplated hereby, as provided in paragraph 8 of the letter of intent between the parties hereto dated May 12, 1998 (the "Letter of Intent").

          7.4  Obligations of Seller.  The obligation of Seller hereunder to
               ----------------------
consummate the transactions contemplated by this Agreement are expressly subject to the satisfaction of each of the further conditions set forth below, any or all of which may be waived, in whole or in part, by Seller, without prior notice; provided, however, that no such waiver of a condition shall constitute a
        ------------------
waiver by Seller of any other condition or of any of their rights or remedies, at law or in equity, if Buyer shall be in default or breach of any of its representations, warranties or covenants under this Agreement:

                   (a) Buyer shall have performed the agreements and covenants required to be performed by Buyer under this Agreement prior to the Closing, and the representations and warranties of Buyer contained herein shall, except as contemplated or permitted by this Agreement or as qualified in a writing dated as of the date of the Closing delivered by the Buyer to the Company with the approval of the Company indicated thereon (which writing is to be attached hereto as Exhibit E), be true in all material respects on and as of the date of
          ---------
Closing as if made on and as of such date, and Buyer shall have provided Seller with a certificate, dated as of the date of Closing, signed by the chief executive and financial officers of Buyer, reasonably satisfactory to the Company and its counsel, to such effect.

                   (b) Buyer shall have provided Seller with certified copies of resolutions (certified as of the Closing Date as being in full force and effect by the President of Buyer) duly adopted by the Board of Directors of Buyer authorizing the making and performance by Buyer of this Agreement.

                   (c) The Company shall have entered into a License Agreement substantially in the form of Exhibit F attached hereto setting forth the terms and conditions upon which the Company would be obligated to pay Seller annual royalties.

     8.  ADDITIONAL AGREEMENTS OF THE PARTIES

          8.1  Taxes and Expenses.
               -------------------

                   (a) Except as otherwise expressly provided in (b) immediately below, each of Seller and Buyer shall pay all of their own respective taxes, attorneys' fees and other costs and expenses payable in connection with or as a result of the transactions contemplated hereby and the performance and compliance with all agreements and conditions contained in this Agreement respectively to be performed or observed by each of them.

                   (b) Seller shall pay any and all income taxes which become due on account of the sale and transfer of the Shares to Buyer, and Buyer shall pay all California sales and use taxes, if any, which become due on account of the sale of the Shares to Buyer, each party reserving the right to contest any assessment of taxes as a consequence of the sale and transfer of the Shares to Buyer.

          8.2  Expiration of Representations and Warranties.
               --------------------------------------------

                   (a) The representations and warranties of Seller contained herein and in any other document or instrument delivered by or on behalf of Seller and/or the Company pursuant hereto, as such may be qualified in Exhibit D hereto, shall survive the Closing and any investigations made by or on behalf of Buyer made prior to the Closing, and shall remain in full force and effect for a period of eighteen (18) months from the date of the Closing (the "Warranty Period"), and thereupon expire.

                   (b) Nothing contained in Section 8.2(a) shall in any way affect any obligations of any party under this Agreement that are to be performed, in whole or in part, after the Closing, nor shall it prevent or preclude either party from pursuing any and all available remedies at law or in equity for actual fraud in the event that, prior to the Closing, either had actual knowledge of any material breach of any of their respective representations and warranties herein but failed to disclose to or actively concealed such knowledge from the other party prior to the Closing. After expiration of the Warranty Period, Buyer's sole recourse shall be for claims of actual fraud.

          8.3  Indemnification.
               ----------------

                   (a) Seller hereby agrees to indemnify and hold Buyer and the Company harmless with respect to any and all claims, losses, damages, obligations, liabilities and expenses, including without limitation reasonable legal and other costs and expenses of investigating and defending any actions or threatened actions, which Buyer and/or the Company may incur or suffer following the Closing by reason of (i) any debts, obligations and liabilities of the Company existing as of the Closing which in accordance with generally accepted accounting principles would be required to be reflected in the balance sheet of the Company as of the date of Closing that were not disclosed to Buyer prior to or at the Closing, and (ii) any breach of any of the representations and warranties of Seller contained herein.

                   (b) Buyer hereby agrees to indemnify and hold Seller harmless with respect to any and all claims, losses, damages, obligations, liabilities and expenses, including without limitation reasonable legal and other costs and expenses of investigating and defending any actions or threatened actions, which Seller may incur or suffer following the Closing by reason of (i) any breach of the representations and warranties of Buyer contained herein, and (ii) the conduct and operations of the Company following the Closing.

                   (c) Whenever any claim shall arise for indemnification hereunder, the party asserting the claim for indemnification shall give written notice to the other of its claim for indemnification prior to the expiration of the Warranty Period, which notice shall set forth the amount involved in the claim for indemnification and contain a reasonably thorough description of the facts constituting the basis of such claim. Resolution of such claim for indemnification shall be determined in accordance with the procedures specified in Section 8.4 below. Buyer shall have the right to offset and deduct from any amounts remaining to be payable by Buyer to the Seller hereunder, or otherwise, the amount of an claim for indemnification when, and only when, the amount of such claim has been agreed upon by the parties in writing or determined a court of competent jurisdiction as provided in Section 8.4 below.

                   (d) If a third party claim is asserted which would likely result in a claim for indemnification hereunder, the party seeking indemnification shall, with reasonable promptness, provide the other with notice of any such claim, make available to the other all information within the knowledge or control of the party seeking indemnification which reasonably might be deemed relevant and material to the defense of any such claim, and otherwise cooperate with the other in the defense of the claim. Neither party shall settle or compromise any such claim without the prior written consent of the other unless suit shall have been instituted against the party seeking indemnification and the other party shall have failed, after reasonable notice of institution of the suit, to take control of such suit as provided below. If the party against which indemnification is sought admits in writing that it will be required to fully indemnify the other party with respect to a third party claim alleging damages, up to the maximum amount for which such party may be liable under this
Section 8.3, should the third party prevail in such suit, then the party against which indemnification is sought in respect of such suit shall have the right to assume full control of the defense of such claim, and the other party shall be entitled to participate in the defense of such claim only with the consent of the party in control of such defense. As to any third party claim alleging damages in excess of the maximum amount for which Seller may be liable under this Section 8.3, Buyer and the Company shall have and retain the right to control the defense of such claim, and Seller shall be entitled to participate in the defense of such claim only with the consent of Buyer.

                   (e) Except as otherwise expressly provided below in this subsection 8.3(e), (i) Seller shall have no obligation to indemnify Buyer and the Company under the provisions of Section 8.3(a)(ii) above unless and until the aggregate amount as to which Buyer and the Company seek indemnification exceeds $25,000, and then only to the extent of such excess, and (ii) the maximum aggregate liability of Seller to Buyer and the Company as a consequence of any one or more breach or breaches of one or more of the representations and warranties of Seller contained herein shall be limited to the aggregate amount paid and payable to Seller in cash as the Purchase Price for the Shares. In the case of actual fraud, Buyer may, in addition to the foregoing right of indemnification, pursue any and all legal and equitable remedies it may have against Seller.

          8.4  Dispute Resolution.  Any dispute arising out of or relating to
               -------------------
this Agreement shall be resolved in accordance with the following procedures:

                   (a) The parties shall first attempt in good faith to resolve any claim or controversy arising out of or relating to the execution, interpretation and performance of this Agreement (including the validity, scope and enforceability of these dispute resolution provisions) promptly by negotiations between executives who have authority to settle the controversy.

                   (b) Any party may give the other party written notice of any dispute not resolved in the ordinary course of business (the "Notice"). Within thirty (30) days from the receipt of such Notice, the receiving party shall submit to the other a written response setting forth a statement of the responding party's position and a summary of the arguments supporting that position, together with the name and title of the executive who will represent the responding party and any other person who will accompany the named executive. Within thirty (30) days after receipt of the responsive notice, executives of both parties shall meet at a mutually acceptable time and place, and thereafter as often as they deem necessary, and shall use their respective best efforts to attempt in good faith to agree upon a mutually acceptable resolution of the dispute, in which case the parties shall promptly prepare and sign a memorandum setting forth such agreement. All reasonable requests for information made by one party to the other will be honored. All negotiations pursuant hereto shall be confidential and shall be treated as compromise and settlement negotiations for purposes of applicable rules of evidence.

                   (c) Any party to a dispute who is not satisfied with the outcome of the dispute resolution provisions of Sections 8.4(a) and (b) above may file suit in any court of competent jurisdiction located in Orange County or Los Angeles County, California. The parties hereby waive any objection to the foregoing location based upon venue or forum non-conveniens. The parties hereby waive the right to trial by jury to the fullest extent permissible under applicable law.

                   (d) The substantially prevailing party in any litigation under Section 8.4(c) hereof shall be entitled to recover the amount of any and all fees and costs (including reasonable attorney's fees) incurred by the substantially prevailing party if and to the extent that the amount awarded to such party in such litigation (excluding the recovery of fees and costs) exceeds the last written offer in settlement given by the other party thereto.

     8.5  Non-Competition.  Seller shall not, at any time within a five (5) year
          ----------------
period commencing immediately following the Closing (the "Effective Period"), directly or indirectly engage in, or have any interest in any person, firm, corporation or business (whether as an employee, officer, director, agent, security holder, creditor, consultant, contractor or otherwise) that engages in the design, development, marketing, manufacture and/or sale, in any county or counties in any area throughout the world, of any product which is the same as or directly competitive with any product manufactured, marketed or sold by the Company in any such area as of the date of Closing, for either the above-mentioned five-year period or for so long as the Company or any of its successors shall engage in any of such activities in any such area (whichever period is the lesser), it being expressly understood and agreed that the Buyer is purchasing the Shares for the purpose of causing the Company to continue to engage in such activities within such areas. Seller further agrees that during the Effective Period Seller will not (i) divulge, communicate, use to the detriment of the Company or any of its successors or for the benefit of any other person or persons, or misuse in any way, any confidential information, trade secrets, secret processes, know-how, customer lists, marketing strategies or other technical data, unless required by law; (ii) directly or indirectly, either for itself or for any other person, firm or other entity, divert or take away or solicit or attempt to divert or take away any present or former customers of the Company (provided that this provision shall not apply to the solicitation of such customers relating to a business activity that is not the same as or directly competitive with any activity of the Company); nor (iii) initiate any offer of employment to, or in any other manner solicit the services of, directly or indirectly, any person who is an employee of or service provider to the Company as of the date hereof, unless Seller first obtains the Company's prior written consent or such person's relationship with the Company has been terminated for at least on full year prior thereto. Notwithstanding anything to the contrary hereinabove, nothing contained herein shall prevent Seller from acquiring (whether through a purchase of assets or stock), at any time and from time to time during the last four years of the Effective period, one or more businesses or product lines from any third party(s), provided that the net sales of products of any such businesses or product lines so acquired that are the same as or directly competitive with any product manufactured, marketed or sold by the Company as of the date of Closing comprise less than ten percent (10%) of the total annual net sales of any such businesses or product lines as of the acquisition date.

     9.  MISCELLANEOUS

          9.1  Other Documents.  Each of the parties hereto shall execute and
               ---------------
deliver such other and further documents and instruments, and take such other and further actions, as may be reasonably requested of them for the implementation and consummation of this Agreement and the transactions herein contemplated.

          9.2  Parties in Interest.  This Agreement shall be binding upon and
               -------------------
inure to the benefit of the parties hereto, the heirs, personal representatives, successors and assigns of Seller and of Buyer, but shall not confer, expressly or by implication, any rights or remedies upon any other party.

          9.3  Governing Law.  This Agreement is made and shall be governed in
               -------------
all respects, including validity, interpretation and effect, by the laws of the State of California.

          9.4  Notices.  All notices, requests or demands and other
               -------
communications hereunder must be in writing and shall be deemed to have been duly made if personally delivered or two days after mailed, postage prepaid, to the parties as follows:


          (a)  If to Seller, to:    Summa Industries
                                    21250 Hawthorne Blvd., Ste. 500
                                    Torrance, CA 90503
                                    Attn:  James R. Swartwout

          (b)  If to Buyer, to:     James M. Phillips, Jr.
                                    2603 Main Street

                                    East Tower, Suite 1300
                                    Irvine, CA 92614

Any party hereto may change its address by written notice to the other party given in accordance with this Section 9.4.

          9.5  Entire Agreement.  This Agreement, together with the exhibits
               ----------------
attached hereto, contains the entire agreement between the parties and supersede all prior agreements, understandings and writings between the parties with respect to the subject matter hereof and thereof, including without limitation the Letter of Intent. Each party hereto acknowledges that no representations, inducements, promises or agreements, oral or otherwise, have been made by any party, or anyone acting with authority on behalf of any party, which are not embodied herein or in an exhibit hereto, and that no other agreement, statement or promise may be relied upon or shall be valid or binding. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally. This Agreement may be amended or any term hereof may be changed, waived, discharged or terminated by an agreement in writing signed by both Seller and Buyer.

          9.6  Headings.  The captions and headings used herein are for
               --------
convenience only and shall not be construed as a part of this Agreement.

          9.7  Attorneys' Fees.  In the event of a dispute between Seller and
               ----------------
Buyer, the non-prevailing party shall pay the reasonable expenses, including attorneys' fees, of the prevailing party in connection therewith as provided in
Section 8.4(d) above.

          9.8  Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which shall be deemed an original but all of which taken together shall constitute but one and the same document.




IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.



                                    SUMMA INDUSTRIES


                              By:   /s/  James R. Swartwout
                                    ----------------------------
                                    James R. Swartwout,
                                    President



                                    P&L GROWTH INDUSTRIES, INC.

                              By:   /s/  Robert S. Levine
                                    ----------------------------
                                    Robert S. Levine,
                                    Chief Executive Officer